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[ZARITSKY PENNY LOGO]


                         ACCOUNTANTS' CONSENT


The Board of Directors
Med-Emerg International Inc.


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                                         /s/ Zaritsky Penny
                                                         Chartered Accountants

London, Ontario
January 27, 1997